Prospectus Supplement	Filed pursuant to Rule 424(b)(5)
To Prospectus dated April 12, 2023	Registration No. 333-271091

T STAMP INC.

Up to $6,196,000 Shares of our Common Stock

We have entered into an Equity Distribution Agreement, dated February 25, 2025 (the “Equity Distribution Agreement”), with Maxim Group LLC (“Maxim” or the “Sales Agent”), pursuant to which we may, issue and sell shares of our common stock, par value $0.01 per share, having an aggregate offering price of up to $6,196,000 from time to time through or to the Sales Agent, acting as our agent or principal.

Sales of shares of our common stock, if any, under this prospectus will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agent is not required to sell any specific amount, but will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices, on mutually agreed terms between the Sales Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

As Sales Agent, Maxim is entitled to compensation at a fixed commission rate up to 3.0% of the gross proceeds of each sale of shares of our common stock made pursuant to the Equity Distribution Agreement. In connection with the sale of shares of our common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act. We will pay all of the expenses incident to the registration, offering and sale of the shares of our common stock under this prospectus.

Our Class A Common Stock is listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “IDAI.” On February 24, 2025, the last reported sale price of our Class A Common Stock on The Nasdaq Capital Market was $2.59 per share.

As of the date of this prospectus, the aggregate market value of our outstanding Class A Common Stock held by non-affiliates was approximately $35,914,806 based on 1,995,267 shares of Class A Common Stock held by non-affiliates and a price of $18.00 per share, the closing price of our Class A Common Stock on December 30, 2024, which is the highest closing price of our Class A Common Stock on the Nasdaq Capital Market within the prior 60 days of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar month period, we have sold $5,774,674.74 worth of securities. In no event will we sell securities pursuant to a Registration Statement on Form S-3 in a public primary offering with value exceeding more than one-third of our public float in any 12-month calendar period so long as our public float remains below $75 million and General Instruction I.B.6 of Registration Statement on Form S-3 continues to apply to us.

Investing in our securities involves a high degree of risk. Before buying any of our securities, you should carefully read “Risk Factors” on page S-12 of this prospectus supplement, on page 4 of the accompanying prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

MAXIM GROUP LLC

The date of this prospectus supplement is February 25, 2025

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”) using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying base prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined.

This prospectus supplement may add, update or change information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and accompanying prospectus. If information in this prospectus supplement is inconsistent with the accompanying base prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement; provided, however, that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of Class A Common Stock. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the sections of this prospectus supplement entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses we may provide to you in connection with this offering. Neither we nor Maxim has authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We and Maxim take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of securities covered hereby in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of securities covered hereby and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context requires otherwise, references in this prospectus to the “Company,” “Trust Stamp”, “we,” “us” and “our” refer to T Stamp Inc., a Delaware corporation, and its consolidated subsidiaries.

We are not, and the Sales Agent is not, making an offer or sale of shares of our securities in any jurisdiction where such offer or sale is not permitted. We are not making any representation to you regarding the legality of an investment in our securities by you under applicable laws. You should consult with your own advisors as to legal, tax, business, financial and related aspects of an investment in our securities.

This prospectus supplement and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement and the information incorporated herein by reference are the property of their respective owners.

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus supplement or incorporated by reference in this prospectus supplement, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus supplement, and the accompanying prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained herein and under similar headings in the accompanying base prospectus, and the documents incorporated by reference herein and therein, including in our most recent annual report on Form 10-K. Prospective purchasers of our securities should also carefully read the information incorporated by reference in this prospectus supplement and the accompanying prospectus, including our consolidated financial statements, and the exhibits to the registration statement of which the accompanying prospectus is a part.

Overview

Trust Stamp was incorporated under the laws of the State of Delaware on April 11, 2016 as “T Stamp Inc.” T Stamp Inc. and its subsidiaries primarily develop proprietary artificial intelligence-powered solutions, researching and leveraging machine learning artificial intelligence, including computer vision, cryptography, and data mining, to process and protect data and deliver insightful outputs that identify and defend against fraud, protect sensitive user information, facilitate automated processes, and extend the reach of digital services through global accessibility. We utilize the power and agility of technologies such as GPU processing, edge computing, neural networks, and large language models to process and protect data faster and more effectively than historically possible to deliver results at a disruptively low cost for usage across multiple industries.

Our team has substantial expertise in the creation and development of AI-enabled software products. We license our technology and expertise in numerous fields, with an increasing emphasis on addressing diverse markets through established partners who will integrate our technology into field-specific applications.

Our Company has undertaken a multi-pronged process to position itself better to leverage the growing opportunities offered by the expanded use and acceptance of AI technologies. This process has included:

i.	Reducing the size of the non-production-focused executive and consulting teams to reduce overhead for the 2025 calendar year.

ii.	Releasing sales staff that did not meet their targets.

iii.	Negotiating the sale of certain assets that have resulted in continuous operating losses to raise operating capital and eliminate the cash flow deficits associated with the asset, allowing for sharpened focus on and investment in products with the best promise for profitable revenue generation.

iv.	Negotiating a services contract to offset the cost of the technical team members while maintaining significant R&D and product development capabilities.

v.	Refocusing go-to-market strategies on joint ventures with proven industry partners with access to target markets.

Markets

Trust Stamp has evaluated the market potential for its services in part by reviewing the following reports, articles, and data sources, none of which were commissioned by the Company, and none of which are to be incorporated by reference:

Data Security and Fraud

•	According to the “2021 Year End Report: Data Breach QuickView” published by Flashpoint, 4,145 publicly disclosed breaches exposed over 22 billion records in 2022.

•	The cumulative merchant losses to online payment fraud between 2023 and 2027 will exceed $343 billion globally according to a 2022 report titled “Fighting Online Payment Fraud in 2022 & Beyond” published by Juniper Research.

Financial and societal inclusion

•	According to the “Global Findex Database 2021,” published by the World Bank, 1.4 billion people were unbanked as of 2021.

•	131 million small and medium-sized enterprises in emerging markets lack access to finance, limiting their ability to grow and thrive (UNSGSA Financial Inclusion Webpage, Accessed March 2023)

•	The global market for Microfinance is estimated at $157 Billion in the year 2020, and is projected to reach $342 billion by 2026 according to the 2022 report titled “Microfinance - Global Market Trajectory & Analytics” published by Global Industry Analysts, Inc.

Trust Stamp’s biometric authentication, liveness detection, and information tokenization enable individuals to verify and establish their identities using data derived from biometrics. While individuals in this market lack traditional means of identity verification, Trust Stamp provides a means to authenticate identity that preserves an individual’s privacy and control over that identity.

Alternatives to Detention (“ATD”)

•	The ATD market includes Federal, State, and Municipal agencies for both criminal justice and immigration purposes. Trust Stamp addresses the ATD market with applications built on Trust Stamp’s privacy-preserving solutions allowing individuals to comply with ATD requirements using ethical and humane technology methodologies. Trust Stamp has developed innovative patented technologies for use in the ATD market encompassing biometrics, geolocation, and tokenization as well as a proprietary, tamper-resistant, battery-free “Tap-In-Band” that can complement or replace biometric check-in requirements and provide a lower-cost and more humane alternative to traditional “ankle bracelet” technology.

Other Markets

The Company is developing products and working with partners and industry organizations in other sectors that offer significant market opportunities and has entered into go-to-market or licensing agreements, including global data location services, healthcare, IoT, automotive dealer services, and computer vision for UAV operations. We anticipate licensing our technology in numerous fields, typically through established partners who will integrate our technology into field-specific applications.

Principal Products and Services

We adhere to the best practices outlined in the National Institute of Standards and Technology (“NIST”) and International Organization for Standardization (“ISO”) frameworks, and our policies and procedures in managing personally identifiable information (“PII”) comply with General Data Protection Regulation (“GDPR”) requirements wherever such requirements are applicable.

Key Customers

The Company’s initial business consisted of developing proprietary privacy-first identity solutions and implementing them through custom applications built and maintained for a few key customers. In 2022, the Company added to its product offerings a modular and highly scalable SaaS model with low-code or no implementation (the “Orchestration Layer”).

Recent Developments

Regain of Compliance with Nasdaq Listing Rule 5620(a)

As previously disclosed, on January 21, 2025, the Company received a deficiency letter from the staff of the Listing Qualifications Department of the Nasdaq Capital Market notifying the Company that it was not in compliance with the annual meeting requirement for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5620(a) requires companies to hold an annual meeting of its stockholders within twelve months of the end of the Company’s fiscal year.

On February 21, 2025, the Company received notification from Nasdaq that the Company has regained compliance with the annual meeting requirement, as the Company held its annual meeting on January 29, 2025.

Results of the 2025 Annual General Meeting

On January 29, 2025, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”) to consider and vote upon (i) the election of each of the nominated directors to the Company’s Board of Directors (the “Board”) and to ratify the selection of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. For more information about the proposals considered and voted upon at the Annual Meeting, please see the Company's Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on December 12, 2024.

At the Annual Meeting, 53.8% of our Class A Common Stock entitled to vote at the Annual Meeting were represented in person or by proxy at the Annual Meeting. Based on the results of the vote, and the stockholders voted to elect all of the Company's director nominees and approved ratification of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

The number of votes cast for or withheld from the election of each director and the number of votes cast for or against or abstaining from the other matters voted upon is also set forth below. There were no broker non-votes in the proposal for the ratification of Marcum LLP. The voting results disclosed below are final.

Election of Directors	Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained	Percentage of Shares Voted “For” of Shares Voted
Andrew Gowasack	8,037,926	22,878	107,435	98%
Kristin Stafford	8,090,274	22,007	55,958	99%

	Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained	Percentage of Shares Voted “For” of Shares Voted
Ratification of the selection of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024	13,754,192	21,303	3,680	99.9%

Appointment of New Chief Financial Officer

On January 17, 2025, the Board of Directors of the Company appointed Lance Wilson as the Company’s new Chief Financial Officer, to fill the vacancy in the position left after Alex Valdes’s resignation as Chief Financial Officer effective January 2, 2025.

Lance Wilson, a licensed Certified Public Accountant in Georgia, first joined the Company in 2021, serving in various financial capacities, most recently as the Senior Vice President of Accounting & Finance at Trust Stamp from July 2024 until being appointed to his role as CFO. Lance leads all external financial reporting, including SEC filings and technical accounting research and implementation. Lance has played a key role in multiple initiatives, including a successful public fundraising campaign that resulted in Trust Stamp’s NASDAQ listing in January 2022.

Prior to joining Trust Stamp, Lance served as the Financial Reporting Manager at Cousins Properties (NYSE: CUZ) from July 2020 to July 2021, where he managed all SEC filings, technical accounting projects, and audit engagements. Prior to that, he severed in various accounting roles at The North Highland Company, Change Healthcare (formerly McKesson Technology Solutions), and BDO-USA, LLC. Lance holds a Master of Accountancy degree and a Bachelor of Science in Commerce and Business Administration from The University of Alabama.

Lance Wilson has no family relationships with any other director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

Lance Wilson and the Company entered into an Executive Employment Agreement (the “Agreement”), with an effective date of January 1, 2025, for his role as Chief Financial Officer (CFO) of the Company. The Agreement outlines Mr. Wilson’s ongoing responsibilities, including oversight of the Company’s financial integrity, regulatory compliance, and multicurrency financial reporting. It also details his leadership in investor relations and compliance with applicable SEC, Nasdaq, and Sarbanes-Oxley requirements.

Under the Agreement, Mr. Wilson will receive an annual base salary of $182,250, subject to periodic review, and will be eligible for an annual equity bonus of at least 10% of his base salary in the form of restricted stock units. The Agreement also includes provisions for reimbursement of business expenses, participation in Company benefit plans, and relocation assistance if applicable.

The Agreement has an open-ended term, continuing until either party provides 120 days’ written notice of termination. It also specifies termination provisions, including compensation and benefits in the event of termination by the Company without cause or by Mr. Wilson for good reason, such as severance equal to up to 36 months of base salary and accelerated vesting of equity awards in certain circumstances, including a change in control. Termination for cause or voluntary resignation without good reason would result in payment of only accrued compensation and benefits through the termination date.

The Agreement contains customary confidentiality and non-disclosure provisions related to the Company’s trade secrets and other sensitive information.

Securities Purchase Agreement dated January 6, 2025

On January 6, 2025, the Company entered into a securities purchase agreement (the “January 2025 SPA”) with an institutional investor (the “Selling Stockholder”), pursuant to which the Company agreed to issue and sell to the Selling Stockholder (i) in a registered direct offering, (a) 175,000 shares of Class A Common Stock (the “January 2025 Shares”); and (b) Pre-Funded Warrants (the "January 2025 Pre-Funded Warrants") to purchase 239,202 shares of the Company’s Class A Common Stock at an exercise price of $0.001 per share and (ii) in a concurrent private placement, common stock purchase warrants consisting of Series A common warrants exercisable for up to 414,202 shares of Class A Common Stock at an exercise price of $8.45 per share of Class A Common Stock (the “January 2025 Series A Warrants”), and Series B common warrants exercisable for up to 207,101 shares of Class A Common Stock at an exercise price of $8.45 per share (the “January 2025 Series B Warrants”, and collectively with the January 2025 Series A Warrants, the “January 2025 Private Placement Warrants”). The offering price per January 2025 Share and respective January 2025 Private Placement Warrants was $8.45, and the offering price per Pre-Funded Warrant was $8.449.

The securities were offered pursuant to the Company’s shelf registration statement on Form S-3 (File 333-271091) (the “Shelf Registration Statement”), initially filed by the Company with the SEC under the Securities Act on April 3, 2023 and declared effective on April 12, 2023. The January 2025 Pre-Funded Warrants are immediately exercisable upon issuance and will remain exercisable until all of the January 2025 Pre-Funded Warrants are exercised in full.

The January 2025 Private Placement Warrants (and the shares of Class A Common Stock issuable upon the exercise of the January 2025 Private Placement Warrants) were not registered under the Securities Act, and were offered pursuant to an exemption from the registration requirements of the Securities Act provided under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act.

The terms of the Series A and January 2025 Series B Warrants that comprise the January 2025 Private Placement Warrants are identical, except that the January 2025 Series A Warrants provide for additional protections for the Selling Stockholder in the event of a “Fundamental Transaction” while the January 2025 Series A Warrants are outstanding (which includes, but is not limited to, merger transactions or a sale of substantially all of the Company’s assets). In such an event, then if holders of the Company’s Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Selling Stockholder will be given the same choice as to the consideration it receives upon any exercise of either the Series A or January 2025 Series B Warrants following such Fundamental Transaction. Notwithstanding anything to the contrary, for the January 2025 Series A Warrants, in the event of a Fundamental Transaction, the Selling Stockholder may require the Company or its successor to repurchase the January 2025 Series A Warrants for its Black-Scholes Value (as defined in the Series A Warrant) in cash. This right can be exercised concurrently with, or within 30 days following, the consummation or public announcement of the transaction. If the Fundamental Transaction occurs outside the Company’s control, such as in a hostile takeover or an unapproved transaction, the holder is entitled to receive consideration equivalent in type and proportion to that offered to common stockholders, also calculated based on the Black-Scholes model. Additionally, if no consideration is offered to the Company’s stockholders in the transaction, the holder is deemed to receive common stock of the successor entity, preserving the January 2025 Series A Warrants’ value.

The January 2025 Private Placement Warrants are immediately exercisable upon issuance, and will expire five years thereafter, and in certain circumstances may be exercised on a cashless basis. If we fail for any reason to deliver shares of Class A Common Stock upon the valid exercise of the January 2025 Private Placement Warrants, subject to our receipt of a valid exercise notice and the aggregate exercise price, by the time period set forth in the January 2025 Private Placement Warrants, we are required to pay the applicable holder, in cash, as liquidated damages as set forth in the January 2025 Private Placement Warrants. The January 2025 Pre-Funded Warrants and January 2025 Private Placement Warrants also include customary buy-in rights in the event we fail to deliver shares of common stock upon exercise thereof within the time periods set forth in the January 2025 Pre-Funded Warrants and January 2025 Private Placement Warrants.

On January 8, 2025, the Company closed the registered direct offering and the private placement offering (collectively, the “January 2025 Offering”), raising gross proceeds of approximately $3.5 million before deducting placement agent fees and other offering expenses payable by the Company. In the event that all January 2025 Private Placement Warrants are exercised for cash, the Company will receive additional gross proceeds of approximately $5,250,010.

Securities Purchase Agreement dated December 5, 2024

On December 5, 2024, the Company entered into a securities purchase agreement (the “December 2024 SPA”) with an investor, pursuant to which the Company agreed to issue and sell to the Selling Stockholder (i) in a registered direct offering, (a) 139,000 shares (as adjusted to reflect the Reverse Stock Split) of Class A Common Stock (the “December 2024 Shares”); and (b) Pre-Funded Warrants (the "December 2024 Pre-Funded Warrants") to purchase 231,370 shares (as adjusted to reflect the Reverse Stock Split) of the Company's Class A Common Stock at an exercise price of $0.015 per share (as adjusted to reflect the Reverse Stock Split) and (ii) in a concurrent private placement, common stock purchase warrants consisting of Series A common warrants exercisable for up to 370,370 shares (as adjusted to reflect the Reverse Stock Split) of Class A Common Stock at an exercise price of $8.10 per share (as adjusted to reflect the Reverse Stock Split) of Class A Common Stock (the “December 2024 Series A Warrants”), and Series B common warrants exercisable for up to 277,778 shares (as adjusted to reflect the Reverse Stock Split) of Class A Common Stock at an exercise price of $8.10 per share (the “December 2024 Series B Warrants”, and collectively with the December 2024 Series A Warrants, the “December 2024 Private Placement Warrants”). The offering price per December 2024 Share and respective December 2024 Private Placement Warrants was $8.10 (as adjusted to reflect the Reverse Stock Split), and the offering price per Pre-Funded Warrant was $8.09 (as adjusted to reflect the Reverse Stock Split).

The terms of the December 2024 Series A and Series B Warrants that comprise the December 2024 Private Placement Warrants are identical, except that the December 2024 Series A Warrants provide for additional protections for the Selling Stockholder in the event of a “Fundamental Transaction” while the December 2024 Series A Warrants are outstanding (which includes, but is not limited to, merger transactions or a sale of substantially all of the Company’s assets). In such an event, then if holders of the Company’s Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Selling Stockholder will be given the same choice as to the consideration it receives upon any exercise of either the December 2024 Series A or Series B Warrants following such Fundamental Transaction. Notwithstanding anything to the contrary, for the December 2024 Series A Warrants, in the event of a Fundamental Transaction, the Selling Stockholder may require the Company or its successor to repurchase the December 2024 Series A Warrants for its Black-Scholes Value (as defined in the Series A Warrant) in cash. This right can be exercised concurrently with, or within 30 days following, the consummation or public announcement of the transaction. If the Fundamental Transaction occurs outside the Company’s control, such as in a hostile takeover or an unapproved transaction, the holder is entitled to receive consideration equivalent in type and proportion to that offered to common stockholders, also calculated based on the Black-Scholes model. Additionally, if no consideration is offered to the Company’s stockholders in the transaction, the holder is deemed to receive common stock of the successor entity, preserving the December 2024 Series A Warrants’ value.

The December 2024 Private Placement Warrants are immediately exercisable upon the date Shareholder Approval (as defined therein) is received, and will expire five years thereafter, and in certain circumstances may be exercised on a cashless basis. If we fail for any reason to deliver shares of Class A Common Stock upon the valid exercise of the December 2024 Private Placement Warrants, subject to our receipt of a valid exercise notice and the aggregate exercise price, by the time period set forth in the December 2024 Private Placement Warrants, we are required to pay the applicable holder, in cash, as liquidated damages as set forth in the December 2024 Private Placement Warrants. The December 2024 Pre-Funded Warrants and December 2024 Private Placement Warrants also include customary buy-in rights in the event we fail to deliver shares of common stock upon exercise thereof within the time periods set forth in the December 2024 Pre-Funded Warrants and December 2024 Private Placement Warrants.

Amendment to Third Amended and Restated Certificate of Incorporation of the Company (Reverse Split)

On December 30, 2024, the Company filed a Certificate of Amendment to the Company’s Third Amended and Restated Certificate of Incorporation, which was previously approved by the Company’s stockholders at the special meeting held on November 18, 2024 and described in the Company’s definitive proxy statement filed with the SEC on September 30, 2024, to effectuate a reverse stock split at a ratio of one (1) share of Common Stock for every fifteen (15) shares of Common Stock (the “Reverse Stock Split”) which was effective as of the opening of business on January 6, 2025 (the “Effective Time”).

As a result, at the Effective Time, each fifteen (15) pre-split shares of Common Stock outstanding automatically combined into one (1) new share of Common Stock, and the number of outstanding shares of Common Stock were reduced from 28,984,426 to 1,933,990. Proportional adjustments have also been made to the number of shares of Common Stock issuable upon exercise or conversion of the Company’s outstanding equity awards, stock options, and warrants in existence as of the Effective Time, as well as the applicable exercise price(s) of such instruments.

The number of authorized shares of Common Stock and the par value of each share of Common Stock remain unchanged. No fractional shares were issued as a result of the Reverse Stock Split, and any fractional shares that would otherwise have resulted from the Reverse Stock Split were rounded up.

Election of New Board Member

On November 2, 2024, the Board of Directors of the Company elected Andrew Scott Francis, the current Chief Technology Officer of the Company, to the Board of Directors, effective immediately, to fill a vacancy on the Board of Directors left from the resignation of Joshua Allen from the Company's Board of Directors on September 26, 2024. Andrew Scott Francis will be a member of the “Class III” directors of the Company.

Corporate Information

Our principal executive offices are located at 3017 Bolling Way NE, Floor 2, Atlanta, GA 30305, and our telephone number is (404) 806-9906. Our website address is www.truststamp.ai. None of the information contained on, or that may be accessed through, our website is a prospectus or constitutes part of, or is otherwise incorporated into, this prospectus.

The Offering

Issuer	T Stamp Inc., a Delaware corporation

Securities Offered pursuant to this prospectus	Shares of our common stock having an aggregate offering price of up to $6,196,000

Common Stock outstanding immediately before this offering (as of February 24, 2025)	2,439,248 shares (1)

Common Stock outstanding immediately after this offering (assuming the sale of 2,392,278 shares of our Common Stock)	4,831,526 shares (1)
Manner of Offering

“At the market offering” as defined in Rule 415(a)(4) pursuant to which we may, issue and sell shares of our common stock, from time to time through or to the Sales Agent, acting as our agent or principal, of which up to $6,196,000 of shares of our common stock (or 2,392,278 shares of our common stock in this offering at an assumed offering price of $2.59 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on February 24, 2025) are covered by this prospectus. See the section of this prospectus entitled “Plan of Distribution.”

Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $5,955,120 after deducting offering costs associated with this offering. We intend to use the net proceeds from this offering for general corporate purposes, which may include working capital, business and product development, potential acquisitions, retirement of debt and other business opportunities.

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-12 of this prospectus supplement, on page 4 of the accompanying prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, for a discussion of certain factors that you should carefully consider before deciding to invest in our securities.

Nasdaq Capital Market Trading Symbol	IDAI

(1)	The number of shares of our Class A Common Stock outstanding immediately before this offering and to be outstanding after this offering is based on 2,439,248 shares of Class A Common Stock outstanding as of February 24, 2025, but excludes shares issuable pursuant the following outstanding instruments (calculated as of February 24, 2025)

●	Restricted Stock Units (“RSUs”) for 114,260 shares;

●	stock options (27,759 shares);

●	warrants that may be exercised for up to 2,836,167 shares; and

●	stock grants (9,911 shares)

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus supplement and discussed under the section entitled “Risk Factors” contained in our most recent annual report on Form 10-K which are incorporated by reference into this prospectus supplement in their entirety, together with other information in this prospectus supplement, the documents incorporated by reference, the accompanying prospectus and any free writing prospectuses before making an investment decision. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to this Offering and Ownership of Our Securities

The market price for our Class A Common Stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, and lack of profits, which could lead to wide fluctuations in our share price.

The market for our Class A Common Stock is characterized by significant price volatility when compared to the shares of larger, more established companies that have large public floats, and we expect that our share price will continue to be more volatile than the shares of such larger, more established companies for the indefinite future, although such fluctuations may not reflect a material change to our financial condition or operations during any such period. Such volatility can be attributable to a number of factors. First, as noted above, our Class A Common Stock is, compared to the shares of such larger, more established companies, sporadically and thinly traded. The price for our Class A Common Stock could, for example, decline precipitously in the event that a large number of our shares are sold on the market without commensurate demand. Secondly, we are a speculative or “risky” investment due to our lack of profits to date. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that has a large public float. Many of these factors are beyond our control and may decrease the market price of our Class A Common Stock regardless of our operating performance.

In addition to being highly volatile, our Class A Common Stock could be subject to wide fluctuations in response to a number of factors that are beyond our control, including, but not limited to:

●	variations in our revenues and operating expenses;

●	actual or anticipated changes in the estimates of our operating results or changes in stock market analyst recommendations regarding our Class A Common Stock, other comparable companies or our industry generally;

●	market conditions in our industry, the industries of our customers and the economy as a whole;

●	actual or expected changes in our growth rates or our competitors’ growth rates;

●	developments in the financial markets and worldwide or regional economies;

●	announcements of innovations or new products or services by us or our competitors;

●	announcements by the government relating to regulations that govern our industry;

●	sales of our Class A Common Stock or other securities in the open market;

●	changes in the market valuations of other comparable companies; and

●	other events or factors, many of which are beyond our control, including those resulting from such events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics, such as the COVID-19 pandemic, and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in the United States or elsewhere, could disrupt our operations, disrupt the operations of our suppliers or result in political or economic instability.

In addition, if the market for tech stocks or the stock market in general experiences loss of investor confidence, the trading price of our Class A Common Stock could decline for reasons unrelated to our business, financial condition or operating results. The trading price of our shares might also decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. Each of these factors, among others, could harm the value of our Class A Common Stock. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, operating results and financial condition.

We may fail to comply with certain continued listing requirements on Nasdaq, which could result in our Class A Common Stock being delisted from Nasdaq.

The Company has previously received notifications from Nasdaq that it was not in compliance with Nasdaq’s continued listing rules, including, but not limited to, with respect to the minimum stockholders’ equity and closing bid price minimum requirements on Nasdaq. As of the date of this prospectus, the Company has regained compliance with the Nasdaq’s continued listing rules – however, there can be no assurance the Company will maintain compliance with the above or any other Nasdaq continued listing rule. In the event that our Class A Common Stock is delisted from Nasdaq, as a result of our failure to comply with either the stockholders’ equity requirement, or due to our failure to continue to comply with any other requirement for continued listing on Nasdaq, and our Class A Common Stock is not eligible for listing on another exchange, trading in the shares of our Class A Common Stock could be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our Class A Common Stock, and it would likely be more difficult to obtain coverage by securities analysts and the news media, which could cause the price of our Class A Common Stock to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a national exchange.

We will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

The Company intends to use the net proceeds from this offering for working capital and general corporate purposes. We have considerable discretion in the application of the net proceeds of this offering. You will not have the opportunity, as part of your investment decision, to assess whether such proceeds are being used in a manner agreeable to you. You must rely on our judgment regarding the application of the net proceeds of this offering, which may be used for corporate purposes that do not improve our profitability or increase the price of our shares of Class A Common Stock. Such proceeds may also be placed in investments that do not produce income or that lose value. The failure to use such funds by us effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You will experience immediate and substantial dilution in the net tangible book value per share of our Class A Common Stock sold in this offering and may experience additional dilution of your investment in the future.

Since the price per share of Class A Common Stock being offered hereby is substantially higher than the net tangible book value per share of our Class A Common Stock, you will suffer immediate and substantial dilution in the net tangible book value of the shares of Class A Common Stock you purchase in this offering. Based on an offering price $2.59 per share of Class A Common Stock, if you purchase shares in this offering, you will suffer immediate and substantial dilution of $1.6972 per share with respect to the net tangible book value of our Class A Common Stock as of September 30, 2024 on a pro forma basis. Furthermore, if other outstanding warrants of the Company are exercised, as applicable, you could experience further dilution. See the section titled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase securities in this offering. Further, because we may need to raise additional capital to fund our anticipated level of operations, we may in the future sell substantial amounts of common stock or securities convertible into or exchangeable for common stock. These future issuances of equity or equity-linked securities, together with the exercise or conversion of outstanding options, warrants, notes and/or any additional shares issued in connection with acquisitions, if any, will likely result in further dilution to investors.

You may experience future dilution as a result of future equity offerings and other issuances of our common stock or other securities. In addition, this offering and future equity offerings and other issuances of our common stock or other securities may adversely affect our common stock price.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by the investor in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or securities convertible into common stock in future transactions may be higher or lower than the price per share in this offering. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of common stock under our stock incentive programs. In addition, the sale of shares in this offering and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares for sale will have on the market price of our common stock.

Upon exercise of our outstanding warrants, it will be obligated to issue a substantial number of additional shares of common stock, which will dilute its present shareholders.

We are obligated to issue additional shares of our common stock in connection with any exercise of our outstanding warrants. As of February 24, 2025, there were warrants outstanding exercisable into an aggregate of 2,836,167 shares of our common stock. The exercise of warrants will cause us to issue additional shares of our common stock and will dilute the percentage ownership of its shareholders.

The actual number of shares we will issue under the Equity Distribution Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Equity Distribution Agreement with the Sales Agent and compliance with applicable law, we have the discretion to deliver placement notices to the Sales Agent at any time throughout the term of the Equity Distribution Agreement. The number of shares that are sold by the Sales Agent after delivering a placement notice will fluctuate based on the market price of the common stock during the sales period and limits we set with the Sales Agent.

The shares of our Class A Common Stock offered under this prospectus may be sold in an “at the market offering,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares under this prospectus at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience declines in the value of their shares as a result of share sales made at prices lower than the prices they paid.

Substantial future sales of shares of our Class A Common Stock could cause the market price of our Class A Common Stock to decline.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur as a result of our utilization of our shelf registration statement, our Equity Distribution Agreement with Maxim or otherwise could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We also expect that significant additional capital will be needed in the near future to continue our planned operations.

Sales of a substantial number of shares of our Class A Common Stock in the public market, or the perception that these sales might occur, could depress the market price of our Class A Common Stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our shares.

We have financed our operations, and we expect to continue to finance our operations, acquisitions, if any, and the development of strategic relationships by issuing equity, warrants and/or convertible securities, which could significantly reduce the percentage ownership of our existing stockholders. Further, any additional financing that we secure may require the granting of rights, preferences or privileges senior to, or pari passu with, those of our Class A Common Stock. Additionally, we may finance strategic alliances and/or acquisitions by issuing our equity or equity-linked securities, which may result in additional dilution. Any issuances by us of equity securities may be at or below the prevailing market price of our Class A Common Stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our Class A Common Stock to decline. We may also raise additional funds through the incurrence of debt or the issuance or sale of other securities or instruments senior to our shares of Class A Common Stock. The holders of any securities or instruments we may issue may have rights superior to the rights of our holders of our Class A Common Stock. If we experience dilution from issuance of additional securities and we grant superior rights to new securities over Class A Common Stockholders, it may negatively impact the trading price of our shares of Class A Common Stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, and the information incorporated by reference in this prospectus supplement, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially and adversely from those expressed or implied by such forward-looking statements. Forward-looking statements may include, but are not limited to, statements relating to our outlook or expectations for earnings, revenues, expenses, asset quality or other future financial or business performance, strategies, expectations or business prospects, or the impact of legal, regulatory or supervisory matters on our business, results of operations, or financial condition. Specifically, forward-looking statements may include statements relating to our future business prospects, revenue, income, and financial condition.

Forward-looking statements can be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target,” or similar expressions. Forward-looking statements reflect our judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

Important factors could cause actual results to differ materially from our expectations include, but are not limited to:

•	adverse economic conditions;

•	general decreases in demand for our products and services;

•	changes in timing of introducing new products into the market;

•	intense competition (including entry of new competitors), including among competitors with substantially greater resources than us;

•	inadequate capital;

•	unexpected costs;

•	revenues and net income lower than anticipated;

•	litigation;

•	becoming delisted from Nasdaq;

•	the possible fluctuation and volatility of operating results and financial conditions;

•	the impact of legal, regulatory, or supervisory matters on our business, results of operations, or financial condition;

•	inability to carry out our marketing and sales plans; and

•	the loss of key employees and executives.

Forward-looking statements are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. You are cautioned that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond our control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual operating and financial performance and cause our performance to differ materially from the performance anticipated in the forward-looking statements. We discuss in greater detail many of these risks in this prospectus supplement, in any free writing prospectuses we may authorize for use in connection with a specific offering, in our most recent annual report on Form 10-K, as well as any amendments thereto, and in our subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement in their entirety.

Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus supplement, the accompanying prospectus, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate gross sales proceeds of up to $6,196,000, from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Equity Distribution Agreement as a source of financing.

As of the date of this prospectus supplement, we cannot predict with certainty all the uses for the net proceeds to be received upon the completion of this offering. We intend to use the net proceeds of this offering for working capital, capital expenditures, business and product development, potential acquisitions, retirement of debt and other general corporate purposes.   The timing and amount of our actual expenditures will be based on many factors; therefore, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of our offerings. Accordingly, we will have discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the proceeds of this offering.

DILUTION

If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per Share and net tangible book value per share after giving effect to this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our Class A Common Stock. Dilution represents the difference between the amount per share paid by purchasers of shares in this offering and the net tangible book value per share of our Class A Common Stock immediately after giving effect to this offering. Our net tangible book value as of September 30, 2024, was approximately ($2,704,218) or ($2.1554) per share of Class A Common Stock (as adjusted to reflect the Reverse Stock Split).

The following table illustrates dilution as of September 30, 2024 on an as adjusted basis after giving effect to the assumed sale of 2,392,278 shares Class A Common Stock at $2.59 per share in this offering; less the Sales Agent fees and estimated offering expenses payable by us our as adjusted net tangible book value as of September 30, 2024 would have been approximately $3.26 million, or $0.8928 per share (as adjusted to reflect the Reverse Stock Split).

This represents an immediate increase of $3.0482 in the as adjusted net tangible book value per share to existing stockholders and immediate dilution of $1.6972 in the as adjusted net tangible book value per share to new investors purchasing common stock in this offering (as adjusted to reflect the Reverse Stock Split). The following table illustrates this per share dilution to the new investors purchasing shares of our common stock in this offering:

Public offering price per Share	$2.59
Net tangible book value per share as of September 30, 2024 (1)	$(2.1554)
As adjusted increase in net tangible book value per share attributable to new investors	$3.0482
As adjusted net tangible book value per share as of September 30, 2024 after giving effect the sale of the shares in this offering	$0.8928
Dilution per share to new investors	$1.6972

(1)	Based on 1,254,650 shares issued and outstanding as of September 30, 2024 (as adjusted to reflect the Reverse Stock Split) and excludes the following as of September 30, 2024:

•	Restricted Stock Units (“RSUs”) for 72,775 shares of Class A Common Stock);

•	stock options (27,010 shares of Class A Common Stock issuable upon the exercise of stock options with exercise prices between $12.00 - $120.00 and all are vested as of January 6, 2024);

•	warrants that may be exercised for up to 1,798,646 shares of Class A Common Stock with exercise prices between $3.90 - $120.00 per share; and

•	stock grants (6,710 shares of Class A Common Stock).

PLAN OF DISTRIBUTION

We entered into the Equity Distribution Agreement with Maxim on February 25, 2025 pursuant to which we may, issue and sell shares of our common stock, from time to time through or to Maxim, acting as our agent or principal, of which up to $6,196,000 of shares of our common stock are covered by this prospectus. The sales of shares of our common stock, if any, under this prospectus will be made at market prices by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time that we wish to issue and sell shares of our common stock under the Equity Distribution Agreement, we will provide the Sales Agent with a placement notice describing the amount of shares to be sold, the time period during which sales are requested to be made, any limitation on the amount of shares of our common stock that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales. Upon receipt of a placement notice, Maxim, acting as our sales agent, will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Capital Market, to sell shares of our common stock under the terms and subject to the conditions of the placement notice and the Equity Distribution Agreement. We or the Sales Agent may suspend the offering of shares of our common stock pursuant to a placement notice upon notice.

Settlement for sales of shares of common stock, unless the parties agree otherwise, will occur on the first trading day following the date on which any sales are made in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of shares of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon.

The Sales Agent will be entitled to compensation at a fixed commission rate of up to 3.0% of the gross proceeds from the sale of shares of our common stock on our behalf pursuant to the Equity Distribution Agreement. Pursuant to the terms of the Equity Distribution Agreement, we agreed to reimburse the Sales Agent for the documented fees and costs of its legal counsel reasonably incurred in connection with entering into the transactions contemplated by the Equity Distribution Agreement in an amount not to exceed $40,000 in the aggregate, in addition to up to $3,000 quarterly for the Sales Agent’s counsel’s fees and any incidental expenses to be reimbursed by us. We will report at least quarterly the number of shares of common stock sold through the Sales Agent under the Equity Distribution Agreement, the net proceeds to us and the compensation paid by us to the Sales Agent in connection with the sales of common stock.

We estimate that the total expenses for this offering, excluding the fixed commission rate payable as compensation to the Sales Agent, will be approximately $5,955,120. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such shares of common stock.

Because there are no minimum sale requirements as a condition to this offering, the actual total public offering price, commissions and net proceeds to us, if any, are not determinable at this time. The actual dollar amount and number of shares of common stock we sell through this prospectus will be dependent, among other things, on market conditions and our capital raising requirements. The Sales Agent is not required to sell any certain number of shares or dollar amount of our common stock, but the Sales Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on our behalf all of the shares of common stock requested to be sold by us, subject to the conditions set forth in the Equity Distribution Agreement.

In connection with the sale of shares of common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agent against certain civil liabilities, including liabilities under the Securities Act.

The Sales Agent will not engage in any market making activities involving shares of our common stock while the offering is ongoing under this prospectus if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. As our sales agent, the Sales Agent will not engage in any transactions that stabilizes shares of our common stock.

The offering pursuant to the Equity Distribution Agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the Equity Distribution Agreement; (ii) twelve (12) months from the date of the Equity Distribution Agreement; (iii) mutual termination by both Maxim and the Company upon the provision of fifteen (15) days written notice, and (iv) termination of the Equity Distribution Agreement as otherwise permitted therein.

The foregoing does not purport to be a complete statement of the terms and conditions of the Equity Distribution Agreement. A copy of the Equity Distribution Agreement will be included as an exhibit to our Current Report on Form 8-K to be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Information Incorporated by Reference” and “Where You Can Find More Information.”

Electronic Distribution

This prospectus may be made available in electronic format on a website maintained by the Sales Agent, and the Sales Agent may distribute this prospectus electronically.

Indemnification

We have agreed to indemnify Maxim Group LLC against specified liabilities, including liabilities under the Securities Act, and to contribute to payments Maxim Group LLC may be required to make in respect thereof.

Certain Relationships

Maxim and its affiliates may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us in the ordinary course of their business, for which they may receive customary fees and commissions. In addition, from time to time, Maxim and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. However, except as disclosed in this prospectus supplement, we have no present arrangements with Maxim for any further services.

Maxim and its affiliates has provided us with certain investment banking services in the ordinary course of their business, for which they received customary fees and commissions, as set forth below.

September 11, 2022 SPA

On September 11, 2022, we entered into a Securities Purchase Agreement (the “SPA”) with a certain institutional investor, pursuant to which we sold to the investor 65,000 shares of Class A Common Stock, par value $0.01 of the Company and warrants to purchase 130,000 shares of Class A Common Stock of the Company for a total purchase price of $1,511,250. Maxim acted as a placement agent in this transaction, and earned $90,675, representing 6% of the total purchase price under the SPA of $1,511,250. Maxim also received expense reimbursements of $35,000.

April 2023 Registered Direct Offering and Concurrent Private Placement

On April 14, 2023, we entered into a securities purchase agreement (the “SPA”) with a certain institutional investor, pursuant to which the Company sold and issued to the investor (i) in a registered direct offering, 37,559 shares of Class A Common Stock at a price of $49.50 per share, and pre-funded warrants to purchase up to 67,330 shares of Class A Common Stock, at a price of $49.485 per prefunded warrant, at an exercise price of $0.015 per share of Class A Common Stock, and (ii) in a concurrent private placement, common stock purchase warrants exercisable for an aggregate of up to 104,889 shares of Class A Common Stock, at an exercise price of $49.50 per share of Class A Common Stock. raising gross proceeds of approximately $5,191,989 before deducting placement agent fees and other offering expenses payable by the Company. The securities to be issued in the registered direct offering were offered pursuant to the Company’s shelf registration statement on Form S-3 (File 333-271091) (the “Shelf Registration Statement”).

Maxim acted as the sole placement agent for us in connection with this offering, earning a cash commission equal to 7.0% of the gross proceeds generated from such sales, and expense reimbursements of up to $50,000.

June 2023 Registered Direct Offering and Concurrent Private Placement

On June 1, 2023, we entered into a securities purchase agreement (the “SPA”) with a certain institutional investor, pursuant to which the Company agreed to issue and sell to the investor (i) in a registered direct offering, 49,094 shares of Class A Common Stock at a price of $34.50 per share, and pre-funded warrants to purchase up to 36,220 shares of Class A Common Stock at $34.485 per share, at an exercise price of $0.015 per share of Class A Common Stock, and (ii) in a concurrent private placement, common stock purchase warrants exercisable for an aggregate of up to 85,314 shares of Class A Common Stock, at an exercise price of $34.50 per share of Class A Common Stock.

The securities to be issued in the registered direct offering were offered pursuant to the Company’s Shelf Registration Statement.

On June 5, 2023, the Company closed the registered direct offering and the private placement offering (collectively, the “Offering”), raising gross proceeds of $2,942,766.70 before deducting placement agent fees and other offering expenses payable by the Company.

Maxim acted as placement agent in connection with the Offering, and the Company agreed to pay Maxim a cash fee equal to 7.0% of the gross proceeds generated from such sales and to reimburse Maxim for certain of its expenses in an aggregate amount up to $50,000.

December 2023 Warrant Exercise Agreement

On December 20, 2023, T Stamp Inc., a Delaware corporation (the “Company”), entered into a warrant exercise agreement (the “WEA”) with a certain existing institutional investor, pursuant to which the institutional investor agreed to exercise certain warrants for cash in exchange for the Company agreeing to reduce the exercise price of all of certain of those warrants, as well as the Company issuing the institutional investor new unregistered warrants to purchase up to an aggregate of 240,000 shares of Class A Common Stock. The gross proceeds to the Company from the exercise was approximately $2.4 million, prior to deducting warrant inducement agent fees and estimated offering expenses.

Maxim  acted as the exclusive warrant inducement agent and financial advisor to the Company for the exercise. The Company agreed to pay Maxim an aggregate cash fee equal to 7.0% of the gross proceeds received by the Company from the exercise.

April 2024 SPA

On April 1, 2024, the Company entered into a Securities Purchase Agreement (the “SPA”) with a certain institutional investor. Pursuant to the terms of the SPA, the investor agreed, at the closing of the SPA and upon the terms and subject to the conditions set forth in the SPA, to purchase from the Company 33,333 shares of Class A Common Stock and pre-funded warrants to purchase 100,001 shares of Class A Common Stock of the for a total purchase price of $1,936,000.

Additionally, pursuant to the SPA, the Company agreed to issue to the investor a stock purchase warrant for the purchase of 133,334 shares of the Company’s Class A Common Stock, and a stock purchase warrant for the purchase of 106,667 shares of the Company’s Class A Common Stock. On April 3, 2024 the Closing of the SPA occurred.

Maxim was engaged by the Company to act as its placement agent in connection with the share and Warrant purchase under the SPA. The Company agreed to pay Maxim a cash fee equal to 7% of the gross proceeds received by the Company pursuant to the transactions outlined in the SPA, in addition to the reimbursement of certain expenses.

The Company paid Maxim $135,520, representing 7% of the total purchase price under the SPA of $1,936,000. Expense reimbursements to Maxim total $10,000 under the Company’s agreement with Maxim.

September 2024 Registered Direct Offering and Concurrent Private Placement

On September 3, 2024, the Company entered into a securities purchase agreement (the “SPA”) with a certain institutional investor, pursuant to which the Company agreed to issue and sell to the investor (i) in a registered direct offering Pre-Funded Warrants to purchase 95,494 shares of the Company's Class A Common Stock, and (ii) in a concurrent private placement, common stock purchase warrants exercisable for an aggregate of up to 191,054 shares of Class A Common Stock, at an exercise price of $4.8345 per share of Class A Common Stock. The offering price per Pre-Funded Warrant is $4.8195.

The securities to be issued in the registered direct offering were offered pursuant to the Company’s Shelf Registration Statement. The Private Placement Warrants (and the shares of Class A Common Stock issuable upon the exercise of the Private Placement Warrants) were not registered under the Securities Act, and were offered pursuant to an exemption from the registration requirements of the Securities Act provided under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act.

On September 3, 2024, the Company closed the registered direct offering and the private placement offering raising gross proceeds of approximately $2.0 million before deducting placement agent fees and other offering expenses payable by the Company.

Maxim was engaged as a placement agent in connection with these offerings. We agreed to pay Maxim a cash fee equal to 6.0% of the gross proceeds generated from such sales and to reimburse Maxim for certain of its expenses in an aggregate amount up to $45,000.

December 2024 Registered Direct Offering and Concurrent Private Placement

On December 5, 2024, the Company entered into the December 2024 SPA (as described under “Recent Developments” further above in this prospectus). In connection with the offerings contemplated in the December 2024 SPA, the Company engaged Maxim as a placement agent, and agreed to pay Maxim a cash fee equal to 7.0% of the gross proceeds generated from such sales contemplated under the December 2024 SPA, and to reimburse Maxim for certain of its expenses in an aggregate amount up to $45,000.

January 2025 Registered Direct Offering and Concurrent Private Placement

On January 6, 2025, the Company entered into the January 2025 SPA (as described under “Recent Developments” further above in this prospectus). In connection with the offerings contemplated in the January 2025 SPA, the Company engaged Maxim as a placement agent, and agreed to pay Maxim a cash fee equal to 7.0% of the gross proceeds generated from such sales contemplated under the January 2025 SPA, and to reimburse Maxim for certain of its expenses in an aggregate amount up to $45,000.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Common Stock is Colonial Stock Transfer Company, located at 7840 S 700 E, Sandy, UT 84070. Colonial Stock Transfer Company also serves as our Warrant Agent.

Listing

Our Class A Common Stock is traded on the Nasdaq Capital Market under the symbol “IDAI”

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by CrowdCheck Law, LLP. Ellenoff Grossman & Schole LLP, New York, New York is acting as counsel to the Sales Agent in this offering.

EXPERTS

The consolidated financial statements of T Stamp Inc. and its subsidiaries as of December 31, 2023 and 2022 and for the fiscal years then ended, have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their reports thereon, included in T Stamp Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023, and incorporated herein by reference. The report of Marcum LLP includes an explanatory paragraph related to the substantial doubt about the Company’s ability to continue as a going concern. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firms as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus supplement and the accompanying prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may obtain a copy of the registration statement through the SEC’s website, as provided above.

We maintain a website at www.truststamp.ai. None of the information contained on, or that may be accessed through, our website is a prospectus or constitutes part of, or is otherwise incorporated into, this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC, other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K:

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 1, 2024.
•	our Quarterly Reports on Form 10-Q (and any amendments thereto on Form 10-Q/A) for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024 filed with the SEC on May 16, 2024, August 13, 2024, and November 15, 2024 (amended on November 21, 2024) respectively;
•	our Current Reports on Form 8-K and/or 8-K/A, filed with the SEC on January 3, 2024, March 22, 2024, March 28, 2024, April 4, 2024, May 8, 2024, May 14, 2024, June 6, 2024, July 12, 2024, July 16, 2024, July 18, 2024, July 18, 2024 (#2), August 13, 2024, September 5, 2024, September 9, 2024, September 13, 2024, September 13, 2024, October 2, 2024, October 10, 2024, November 1, 2024, November 1, 2024, November 5, 2024, November 5, 2024, November 21, 2024, December 6, 2024, January 2, 2025, January 10, 2025, January 21, 2025, January 23, 2025, January 31, 2025, February 13, 2025, and February 24, 2025.
•	Description of our Class A Common Stock contained in our Registration Statement on Form S-1/A filed with the SEC on January 31, 2025, including any amendment or report filed for the purpose of updating such description.

In addition, all reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act will also be deemed to be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, as the case may be, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

T Stamp Inc.

3017 Bolling Way NE, Floor 2, Atlanta, Georgia, 30305

Attention: Corporate Secretary

(404) 806-9906

PROSPECTUS

$50,000,000

T Stamp Inc.

Class A Common Stock

Warrants

Units

We may offer and sell, from time to time in one or more offerings, up to an aggregate amount of $50,000,000 of our Class A Common Stock, warrants, and units, in any combination.

This prospectus provides you with a general description of the securities offered. Each time we offer and sell securities, we will file a prospectus supplement to this prospectus that contains specific information about the offering and, if applicable, the amounts, prices and terms of the securities. Such supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our Class A Common Stock is listed on the Nasdaq Capital Market under the symbol “IDAI.” On March 31, 2023, the last reported sale price of our Class A Common Stock on the Nasdaq Capital Market was $2.57 per share.

As of March 31, 2023, the aggregate market value of our outstanding Class A Common Stock held by non-affiliates was approximately $8,930,930 million based on 3,475,070 shares of Class A Common Stock held by non-affiliates on such date, and based on the last reported sale price of our Class A Common Stock on the Nasdaq Capital Market on such date of $2.57 per share. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this prospectus with a value of more than one-third of the aggregate market value of our Class A Common Stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our Class A Common Stock held by non-affiliates is less than $75 million. During the prior 12 calendar month period ending on, and including, the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” ON PAGE 4 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 12, 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration statement, we may sell securities described in this prospectus from time to time and in one or more offerings up to an aggregate dollar amount of $50,000,000. This prospectus provides you with a general description of our securities that we may offer, which is not meant to be a complete description of each of the securities.

To the extent required by applicable law, each time we sell securities, we will provide you with this prospectus and, to the extent required, a prospectus supplement that will contain more information about the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context requires otherwise, references in this prospectus to the “Company,” “Trust Stamp”, “we,” “us” and “our” refer to T Stamp Inc., a Delaware corporation, and its consolidated subsidiaries.

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Company Overview

Trust Stamp develops proprietary artificial intelligence-powered identity and trust solutions at the intersection of biometrics, privacy, and cybersecurity, that enable organizations to protect themselves and their users, while empowering individuals to retain ownership of their identity data and prevent fraudulent activity using their identity. Trust Stamp tackles industry challenges including data protection, regulatory compliance, and financial accessibility, with cutting edge technology including biometric science, cryptography, and machine learning. Our core technology irreversibly transforms identity information to create tokenized identifiers that enable accurate authentication without the need to store or share sensitive data. By retaining the usefulness of biometric-derived data while minimizing the risk, we allow businesses to adopt biometrics and other anti-fraud initiatives while protecting personal information from hacks and leaks.

Trust Stamp’s key sub-markets are identity authentication for the purpose of account opening, access and fraud detection, the creation of tokenized digital identities to facilitate financial and societal inclusion, and in-community case management software for alternatives to detention and other governmental uses.

As biometric solutions proliferate, so does the need to protect biometric data. Stored biometric images and templates represent a growing and unquantified financial, security and PR liability and are the subject of governmental, media and public scrutiny, since biometric data cannot be “changed” once they are hacked, as they are directly linked to the user’s physical features and/or behaviors. Privacy concerns around biometric technology have led to close attention from regulators, with multiple jurisdictions placing biometrics in a special or sensitive category of personal data and demanding much stronger safeguards around collection and safekeeping.

To address this unprecedented danger and increased cross-industry need to establish trust quickly and securely in virtual environments, Trust Stamp has developed its Irreversibly Transformed Identity Token, or IT2TM, solutions, which replace biometric templates with a cryptographic hash that can never be rebuilt into the original data and cannot be used to identify the subject outside the environment for which it is designed.

Trust Stamp’s data transformation and comparison technology is vendor and modality agnostic, allowing organizations including other biometric services providers to benefit from the increased protection, efficiency, and utility of our proprietary tokenization process. With online and offline functionality, Trust Stamp technology is effective in even the most remote locations in the world.

Trust Stamp also offers end-to-end solutions for multi-factor biometric authentication for account access and recovery, KYC/AML compliance, customer onboarding, and more, which allow organizations to approve more genuine users, keep bad actors from accessing systems and services, and retain existing users with a superior user experience.

Corporate Information

Trust Stamp was incorporated under the laws of the State of Delaware on April 11, 2016 as “T Stamp Inc.” T Stamp Inc. and its subsidiaries (“Trust Stamp”, “we”, or the “Company”) Our principal executive offices are located at 3017 Bolling Way NE, Floors 1 and 2, Atlanta, GA 30305, and our telephone number is (404) 806-9906. Our website address is www.truststamp.ai. None of the information contained on, or that may be accessed through, our website is a prospectus or constitutes part of, or is otherwise incorporated into, this prospectus.

The Offering

Issuer	T Stamp Inc., a Delaware corporation

Securities Offered	We may offer up to $50,000,000 of:

●	Class A Common Stock;
●	Warrants; and
●	Units.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

Use of Proceeds	We intend to use the net proceeds from the sale of any securities offered by us for general corporate purposes, which may include working capital, business and product development, potential acquisitions, retirement of debt and other business opportunities, unless otherwise indicated in the applicable prospectus supplement.

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus, and any other risk factors described in a prospectus supplement and in the documents incorporated herein and therein by reference, for a discussion of certain factors that you should carefully consider before deciding to invest in our securities.

Nasdaq Capital Market Trading Symbol	IDAI

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below entitled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially and adversely from those expressed or implied by such forward-looking statements. Forward-looking statements may include, but are not limited to, statements relating to our outlook or expectations for earnings, revenues, expenses, asset quality or other future financial or business performance, strategies, expectations or business prospects, or the impact of legal, regulatory or supervisory matters on our business, results of operations, or financial condition. Specifically, forward-looking statements may include statements relating to our future business prospects, revenue, income, and financial condition.

Forward-looking statements can be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target,” or similar expressions. Forward-looking statements reflect our judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

Important factors could cause actual results to differ materially from our expectations include, but are not limited to:

•	adverse economic conditions;

•	general decreases in demand for our products and services;

•	changes in timing of introducing new products into the market;

•	intense competition (including entry of new competitors), including among competitors with substantially greater resources than us;

•	inadequate capital;

•	unexpected costs;

•	revenues and net income lower than anticipated;

•	litigation;

•	becoming delisted from Nasdaq;

•	the possible fluctuation and volatility of operating results and financial conditions;

•	the impact of legal, regulatory, or supervisory matters on our business, results of operations, or financial condition;

•	inability to carry out our marketing and sales plans; and

•	the loss of key employees and executives.

Forward-looking statements are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. You are cautioned that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond our control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual operating and financial performance and cause our performance to differ materially from the performance anticipated in the forward-looking statements. We discuss in greater detail many of these risks in the applicable prospectus supplement, in any free writing prospectuses we may authorize for use in connection with a specific offering, in our most recent annual report on Form 10-K, as well as any amendments thereto, and in our subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety.

Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, any applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from our sale of securities offered by this prospectus for general corporate purposes, which includes working capital, business and product development, potential acquisitions, retirement of debt and other business opportunities. The timing and amount of our actual expenditures will be based on many factors; therefore, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of our offerings. The specific allocations of the proceeds we receive from our sale of our securities will be described in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

The authorized capital stock of the Company consists of Common Stock, par value $0.01 per share, and Preferred Stock, par value $0.01 per share. The total number of authorized shares of Common Stock of Trust Stamp is 50,000,000, all of are designated as Class A Common Stock, and the total number of authorized shares of Preferred Stock is 2,000,000, all of which are designated as Series A Preferred Stock.

The following summary description of our capital stock is based on the provisions of our Amended & Restated Certificate of Incorporation, as amended, our bylaws and the applicable provisions of the Delaware General Corporation Law (the “DGCL”). This description is not complete and is subject to, and qualified in its entirety by reference to, our Amended & Restated Certificate of Incorporation, as amended (our “A&R Certificate of Incorporation”) and our bylaws, each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and the DGCL. You should read our Amended & Restated Certificate of Incorporation, as amended, our bylaws and the applicable provisions of the DGCL for a complete statement of the provisions described below and for other provisions that may be important to you. For information on how to obtain copies of our A&R Certificate of Incorporation and our bylaws, see “Where You Can Find Additional Information.”

Common Stock

Pursuant to the Company’s A&R Certificate of Incorporation, the Board of Directors of the Company has the right to designate shares of the Company’s Common Stock as either Class A or Class B Common Stock. As of the date of this prospectus, all shares of Common Stock of the Company have been designated as Class A Common Stock, and there are no issued (or designated) shares of Class B Common Stock. The rights and preferences of each of the Class A and Class B classes of Common Stock are summarized below.

Class A Common Stock

Voting Rights

Holders of shares of Class A Common Stock are entitled to one vote for each on all matters submitted to a vote of the shareholders, including the election of directors.

The holders of our Common Stock (Class A and Class B Common Stock) are entitled to elect four (4) directors of the corporation to our Board of Directors, so long as 25% of the Company’s initially issued shares of Preferred Stock remains outstanding. As of the date of this prospectus, no shares of the Company’s Preferred Stock are outstanding– and as such, holders of Common Stock are currently not entitled to this specific voting right.

Dividend Rights

Holders of Class A Common Stock are entitled to receive dividends, as may be declared from time to time by the Board of Directors out of legally available funds as detailed in our A&R Certificate of Incorporation. The Company has never declared or paid cash dividends on any of its capital stock and currently does not anticipate paying any cash dividends in the foreseeable future.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of Class A Common Stock are entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all debts and other liabilities of the Company.

Holders of the Series A Preferred Stock are entitled to a liquidation preference that is senior to holders of each class of the Common Stock, and therefore would receive dividends and liquidation assets prior to the holders of the Common Stock.

Exchange Rights

A holder of shares of Class A Common Stock shares that is a bank, savings association, or a holding company (or an affiliate thereof) may at any time choose to exchange all or any portion of shares of Class A Common Stock it holds for shares of Class B Common Stock. In the event of such an election, each Class A share for which the holder makes such election shall be exchanged for a Class B share on a one-for-one basis without the payment of any additional consideration. In the event of such an election, the Company will take all necessary corporate actions to effect such exchange, the holder will surrender its certificate or certificates representing the shares of Class A Common Stock for which it made such election, and such shares of Class A Common Stock shall be cancelled.

Transfer Rights

There are no restrictions on transfer for shares of Class A Common Stock of the Company.

Class B Common Stock

The rights and preferences of the Company’s Class B Common Stock are identical to those of the Class A Common Stock of the Company, except for as described below.

Voting Rights

Holders of shares of Class B Common Stock have no voting rights with respect to such shares; provided that the holders of Class B Common Stock shall be entitled to vote (one vote for each Class B share held) to the same extent that the holders of shares of Class A Common Stock would be entitled to vote on matters as to which non-voting equity interests are permitted to vote pursuant to 12 C.F.R. § 225.2(q)(2) (or a successor provision thereto).

Transfer Rights

In the event a holder of shares of Class B Common Stock transfers all or any portion of his or her shares of Class B Common Stock to a “Permitted Transferee” (as defined below), such Permitted Transferee will be entitled to elect to exchange all or any portion of such shares of Class B Common Stock for shares of Class A Common Stock on a one-for-one basis without the payment of any additional consideration. No fractional shares may be so exchanged. In the event of such an election, the Company will take all necessary corporate actions to effect such exchange, the holder will surrender its certificate or certificates representing the shares of Class B Common Stock for which it made such election, and such shares of Class B Common Stock shall be cancelled. A “Permitted Transferee” is a person or entity who acquires shares of Class B Common Stock from a bank, savings association, or a holding company (or an affiliate thereof) in any of the following transfers:

(i)	A widespread public distribution;
(ii)	A private placement in which no one party acquires the right to purchase 2% or more of any class of voting securities of the Company
(iii)	An assignment to a single party (e.g. a broker or investment banker) for the purpose of conducting widespread public distribution on behalf of a bank, savings association, or a holding company (or an affiliate thereof) and its transferees (other than transferees that are Permitted Transferees); or
(iv)	To a party who would control more than 50% of the voting securities of the Company without giving effect to the shares of Class B Common Stock transferred by a bank, savings association, or a holding company (or an affiliate thereof) and its transferees (other than transferees that are Permitted Transferees).

Preferred Stock

Pursuant to the Company’s A&R Certificate of Incorporation, the Board of Directors of the Company has the right to designate shares of the Company’s Preferred Stock. As of the date of this prospectus, all shares of Preferred Stock of the Company have been designated as Series A Preferred Stock. There is no issued or outstanding shares of Series A Preferred Stock as of the date of this prospectus.

Series A Preferred Stock

Voting Rights

Each holder of the Company’s Series A Preferred Stock is entitled to one vote for each share on all matters submitted to a vote of the shareholders, including the election of directors. Each holder of Series A Preferred Stock will be entitled to one vote for each share of Common Stock into which such share of Preferred Stock could be converted. Fractional votes will not be permitted and if the conversion results in a fractional share, it will be disregarded.

Additionally, the holders of the Series A Preferred Stock are entitled to certain protective provisions that require the Company to obtain the written consent or affirmative vote of a majority of the outstanding shares of Preferred Stock prior to effecting certain corporate actions, comprised of the following:

a)	alter the rights, powers, or privileges of the Preferred Stock in a way that adversely affects the Preferred Stock;
b)	increase or decrease the authorized number of shares of any class or series of capital stock;
c)	authorize or create (by reclassification or otherwise) any new class or series of capital stock having rights, powers, or privileges set forth in the A&R Certificate of Incorporation of the Company, as then in effect, that are senior to or on a parity with any series of Preferred Stock;
d)	redeem or repurchase any shares of Common Stock or Preferred Stock (other than pursuant to employee or consultant agreements giving the Company the right to repurchase shares upon the termination of services pursuant to the terms of the applicable agreement);
e)	declare or pay any dividend or otherwise make a distribution to holders of Preferred Stock or Common Stock;
f)	increase or decrease the number of directors of the Company;
g)	liquidate, dissolve, or wind-up the business and affairs of the Company

The Series A Preferred Stockholders do not have the right to vote for any directors of the Company as a standalone class, which is a right held by the Common Stockholders. The holders of the Series A Preferred Stock are entitled to vote together with the holders of the Common Stock for the election of one (1) independent director, and may vote together with the holders of the Common Stock on any additional directors to be elected to our Board of Directors after the initial five (5) directors are elected.

Dividend Rights

Holders of Series A Preferred Stock will be entitled to receive dividends as may be declared from time to time by the Board of Directors out of legally available funds and on a pari passu basis with holders of the Common Stock. The Company has never declared or paid cash dividends on any of its capital stock and currently does not anticipate paying any cash dividends after this offering or in the foreseeable future.

Conversion Rights

Shares of Series A Preferred Stock will be convertible, at the option of the holder, at any time, into fully paid and nonassessable shares of the Company’s Common Stock at the then-applicable conversion rate. Initially, the conversion rate will be one share of Common Stock per share of Series A Preferred Stock. The conversion rate is subject to adjustment in the event of stock splits, reverse stock splits or the issuance of a dividend or other distribution payable in additional shares of Common Stock.

Additionally, each share of Series A Preferred Stock will automatically convert into Common Stock:

i)	immediately upon the closing of the sale of shares of Common Stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act

ii)	upon the affirmative election of the holders of a majority of the outstanding shares of Preferred Stock, voting as a single class and on an as-converted basis.

In either of these events, the shares will convert in the same manner as a voluntary conversion.

Right to Receive Liquidation Distributions

In the event of a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or certain other events (each a “Deemed Liquidation Event”) such as the sale or merger of the Company, all holders of Series A Preferred Stock will be entitled to a liquidation preference that is senior to holders of the Common Stock. Holders of Series A Preferred Stock will receive a liquidation preference equal to the greater of (a) an amount for each share equal to the Original Issue Price for such share, adjusted for any stock dividends, combinations, splits, recapitalizations and the like (the “liquidation preference”) plus any declared but unpaid dividends with respect to such shares or (b) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into Common Stock immediately prior to such liquidation, dissolution or winding up or Deemed Liquidation Event. Initially, the liquidation preferences for the shares of Series A Preferred Stock will be $7.79 per share (the “Original Issue Price”).

If, upon such liquidation, dissolution, or winding up or Deemed Liquidation Event, the assets (or the consideration received in a transaction) that are distributable to the holders of Preferred Stock are insufficient to permit the payment to such holders of the full amount of their respective liquidation preference, then all of such funds will be distributed ratably among the holders of the Preferred Stock in proportion to the full amounts to which they would otherwise be entitled to receive.

After the payment of the full liquidation preference of the Series A Preferred Stock, the remaining assets of the Company legally available for distribution (or the consideration received in a transaction), if any, will be distributed ratably to the holders of the Common Stock in proportion to the number of shares of Common Stock held by each such holder.

Warrants

The Company has various warrants outstanding that are exercisable for shares of its Class A Common Stock. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s Annual Report on Form 10-K filed with the SEC on March 30, 2023 for information on the outstanding warrants of the Company.

Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws

Our A&R Certificate of Incorporation and Bylaws contain certain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, could discourage takeovers, coercive or otherwise. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our Board of Directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us.

Authorized but Unissued Capital Stock

We have authorized but unissued shares of Preferred Stock and Common Stock, and our Board of Directors may authorize the issuance of one or more series of preferred stock without stockholder approval. These shares could be used by our Board of Directors to make it more difficult or to discourage an attempt to obtain control of us through a merger, tender offer, proxy contest or otherwise.

Limits on Stockholder Action to Call a Special Meeting

Our Bylaws provide that special meetings of the stockholders may be called only by our Board of Directors. A stockholder may not call a special meeting, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.

Our A&R Certificate of Incorporation authorizes our Board of Directors to fill vacancies or newly created directorships.

If there is a vacancy on our Board of Directors, the majority of the directors then in office may elect a successor to fill any vacancies or newly created directorships. This may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect their own slate of directors or otherwise attempt to obtain control of our Company.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our Class A Common Stock. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants would be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants would be described in the prospectus supplement relating to the issue. Those terms may include:

●	the number of shares of Class A Common Stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

●	the date, if any, on and after which the warrants and the related Class A Common Stock would be separately transferable;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants would commence and the date on which the right would expire;

●	a discussion of certain U.S. federal income tax consequences applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Until any warrants to purchase shares of our Class A Common Stock are exercised, the holders of the warrants would not have any rights of holders of the underlying Class A Common Stock, including any rights to:

●	vote, consent or receive dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders of the Company.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we would issue under a separate agreement. We may enter into unit agreements with a unit agent. We would indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements would contain additional important terms and provisions. We would file as an exhibit to the registration statement of which this prospectus is a part, or would incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units would be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units would be issued;

●	the date, if any, on and after which the constituent securities comprising the units would be separately transferable;

●	a discussion of certain U.S. federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell the securities covered in this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time that we sell securities covered by us under this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by us under this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities offered by us from time to time. Any agent involved in our offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by us under this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by us under this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with our sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities offered by us as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with our offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities offered by us may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities offered by us may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any Class A Common Stock offered by us would be listed on the Nasdaq Capital Market, but any other securities offered by us may or may not be listed on a national securities exchange. To facilitate our offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities offered by us by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if such securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities offered by us at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions would be an underwriter and, if not identified in this prospectus, would be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities by us.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

In order to comply with applicable securities laws of some states, the Class A Common Stock may be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Class A Common Stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirements is available.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by CrowdCheck Law, LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of T Stamp Inc. and its subsidiaries as of December 31, 2022 and for the fiscal year then ended, have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their reports thereon, included in T Stamp Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and incorporated herein by reference. The report of Marcum LLP includes an explanatory paragraph related to the substantial doubt about the Company’s ability to continue as a going concern. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firms as experts in accounting and auditing.

The consolidated financial statements of T Stamp Inc. and its subsidiaries as of December 31, 2021 and for the fiscal year then ended, have been audited by Cherry Bekaert LLP, an independent registered public accounting firm, as set forth in their reports thereon, included in T Stamp Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and incorporated herein by reference. The report of Cherry Bekaert LLP includes an “Emphasis Of Matter Regarding Liquidity”. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firms as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may obtain a copy of the registration statement through the SEC’s website, as provided above.

We maintain a website at www.truststamp.ai. None of the information contained on, or that may be accessed through, our website is a prospectus or constitutes part of, or is otherwise incorporated into, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Form 10-K”), filed with the SEC on March 30, 2023;
●	our Amended Quarterly Reports on Form 10-Q/A for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, each filed with the SEC on January 19, 2023;
●	our Current Reports on Form 8-K, filed with the SEC on January 25, 2023, February 8, 2023, March 22, 2023, and March 30, 2023.
●	Description of our Class A Common Stock, which is contained in our Registration Statement on Form S-1 filed with the SEC on January 10, 2023. including any amendment or report filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

T Stamp Inc.

3017 Bolling Way NE, Floors 1 and 2, Atlanta, Georgia, 30305

Attention: Corporate Secretary

(404) 806-9906

Up to $6,196,000 Shares of our Common Stock

T Stamp Inc.

Prospectus Supplement

Maxim Group LLC

February 25, 2025